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                                                                    Exhibit 23.1

                          Consent of Ernst & Young LLP

We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-88568, 333-31414, and 333-34411); the Registration Statement (Form S-8 No. 333-85606) pertaining to the 1995 Stock Option Plan, the 1996 Director Stock Option Plan, the 2000 Stock Option Plan, and certain 1999/2000/2001 Non-Qualified Stock Option Agreements; the Registration Statement (Form S-8 No. 333-40230) pertaining to the 2000 Stock Option Plan; and the Registration Statements (Form S-8 Nos. 333-30228 and 333-06269) pertaining to the 1996 Director Stock Option Plan and the 1995 Stock Option Plan, of our report dated September 4, 2002, (except Note 13, as to which the date is July 24, 2003), with respect to the consolidated financial statements of Velocity Express Corporation included in its Annual Report (Form 10-K/A-2) for the year ended June 29, 2002.


                                      /s/ Ernst & Young LLP
                                      Ernst & Young LLP

Minneapolis, Minnesota
July 24, 2003